EXHIBIT 8(s)(1)

Amendment No. 1 to Participation Agreement (Wells Fargo)

AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

Amendment No. 1 dated as of July 16, 2010 to the Participation Agreement (the “Agreement”), effective April 8, 2005, between WELLS FARGO VARIABLE TRUST (the “Trust”); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the “Distributor”); and MONUMENTAL LIFE INSURANCE COMPANY (previously, Peoples Benefit Life Insurance Company (the “Company”)).

1. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Schedule 1

Registered Accounts of the Company

Investing in the Trust

As of the effective date of this Amendment No. 1 to the Participation Agreement, the following Separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of The Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Separate Account VA CC	February 1, 1992	811-6564	Variable Annuity

Classes of Contracts

Supported by Separate Accounts

Listed on Schedule 1

As of the effective date of this Amendment No. 1 to the Participation Agreement, the following classes of Contracts are subject to the Agreement.

Marketing Name	SEC 1933 Act Registration Number	Annuity or Life
Personal Manager Variable Annuity	333-146314	Annuity
Advisor’s Edge Select® Variable Annuity	333-146323	Annuity
Advisor’s Edge® Variable Annuity	333-146323	Annuity

2. Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

Schedule 4

Trust Share Series and Classes

Available Under

Each Class of Contracts

As of the effective date of this Amendment No. 1 to the Participation Agreement, the following Trust Classes and Series are available under the Contracts:

Contract Marketing Name	Fund/Series – Share Classes
Personal Manager Variable Annuity	WFA VT Discovery Fund (Class 2)

Advisor’s Edge Select® Variable Annuity	WFA VT Small Cap Value Fund (Class 2)

Advisor’s Edge® Variable Annuity	WFA VT Small Cap Value Fund (Class 2)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 16, 2010

MONUMENTAL LIFE INSURANCE COMPANY		WELLS FARGO VARIABLE TRUST

By:	/s/ Steven R. Shepard	By:	/s/ Andrew Owen
Name:	Steven R. Shepard	Name:	Andrew Owen
Title:	Vice President	Title:	Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By:	/s/ Randy C. Henze
Name:	Randy C. Henze
Title:	Executive Vice President